Exhibit 99.1

 Lucas Energy Announces
Oil Price for East Texas Crude, Possible Plans for Eagle Ford
Acreage, and $1.9 Million Dollar Financing Transaction

For Immediate Release

HOUSTON, TEXAS - (GlobeNewswire) – July 19, 2011 – Lucas Energy, Inc. (NYSE Amex - LEI) an independent oil and gas company (the “Company” or “Lucas”), today announced that the Company received a high crude oil price of $113.00 per barrel ("Bbl") and $106.00 per Bbl for its May and June 2011 crude oil sales, respectively, from its properties in East Texas.  Lucas operates two wells in East Texas and is seeking to expand its holdings there in the Austin Chalk formation.

In other news, the Company has been meeting with investment banking groups to discuss various possible future plans concerning its 4,400 net Eagle Ford acres.  With a correlative value of $95 million, based on the Marathon Oil Corporation (NYSE:MRO) acquisition of the Hilcorp Eagle Ford acreage in June 2011, (about $4.20 per share fully diluted), Lucas is considering the different alternatives, including but not limited to converting the position to cash and focusing on the development of the Austin Chalk reserves.

Effective July 18, 2011, the Company entered into an Amendment, Settlement and Release Agreement with each of the institutional investors who purchased securities in the Company’s December 2010 offering.  The agreement and subsequent exercises of outstanding warrants by the investors is anticipated to result in the Company receiving an aggregate of $1,928,517 (less $115,711 of commissions) and allow it to avoid any potential uncertainty regarding the previously filed prospectus supplement to its Form S-3 shelf registration statement.  The Company plans to use the funding for advancement of its drilling activity in the Austin Chalk and Eagle Ford formations in its Gonzales and Wilson County properties in South Texas, property acquisitions, and general working capital purposes.

Pursuant to the agreement the Company reduced the exercise price of the 2,510,506 Series C Warrants sold in the December 2010 offering to $2.48 per share (from their original $2.62 per share exercise price); and required the immediate exercise by the investors of 25% of the Series C Warrants (627,627 Series C Warrants) which they held as of the effective date of the amendment.     In connection with the reduced exercise price the Company and the investors agreed to release each other from any potential causes of actions, claims or liability associated with (a) certain issues regarding the Company’s previously filed prospectus supplement to its Form S-3 shelf registration statement that only impacted such investors, and (b) any and all other potential causes of action, claims or liability which either party was aware of as of the date of the agreement.

For more information on this and other activities of the Company, see the Lucas Energy web site www.lucasenergy.com.

Company Website:	www.lucasenergy.com

Contacts:
Andrew Lai, CFO	Michael Brette J.D., Advisor
alai@lucasenergy.com	mikebrette@gmail.com
(713) 528-1881	(951) 236-8473

Forward-Looking Statement

This Press Release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Act”) and Section 21E of the Securities Act of 1934, as amended (the “Exchange Act”). In particular, the words "believes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements and are subject to the safe harbor created by these Acts. Any statements made in this news release about an action, event or development, are forward-looking statements. Such statements are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties.  Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that its forward-looking statements will prove to be correct. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. Statements regarding future drilling and production are subject to all of the risks and uncertainties normally incident to the exploration and development of oil and gas. These risks include, but are not limited to, completion risk, dry hole risk, price volatility, reserve estimation risk, regulatory risk, potential inability to secure oilfield service risk as well as general economic risks and uncertainties, as disclosed in the Company’s SEC filings. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements or those prepared by third parties that are not paid by the Company. The Company’s SEC filings are available at http://www.sec.gov.